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                         VIASOFT, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   EXHIBIT 11
                      (in thousands, except per share data)

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
                                                                         THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                             DECEMBER 31,                     DECEMBER 31,
                                                                       -----------------------          ------------------------
                                                                        1997             1996             1997             1996
                                                                      -------         --------          -------         --------
      BASIC EARNINGS (LOSS) PER SHARE
      Common Shares Outstanding, beginning of period                   19,318           16,812           17,723           16,719

      Effect of Weighting of Shares:
              Shares issued in secondary offering                          --               --              804               --
              Shares issued related to R&O acquisition                     --              120               --               60
              Shares purchased                                              5               95                9               47
              Employee stock options exercised                             19               18               96              112
                                                                      -------         --------          -------         --------

      Weighted average number of common shares outstanding             19,342           17,045           18,632           16,938
                                                                      =======         ========          =======         ========
      Net income (loss)                                               $ 5,035         $(24,184)         $ 8,801         $(22,628)
                                                                      =======         ========          =======         ========
      Earnings (loss) per common share                                $  0.26         $  (1.42)         $  0.47         $  (1.34)
                                                                      =======         ========          =======         ========


      DILUTED EARNINGS (LOSS) PER SHARE
      Common Shares Outstanding, beginning of period                   19,318           16,812           17,723           16,719

      Effect of Weighting of Shares:
              Warrants and employee stock options outstanding             663               --              738               --
              Shares issued in secondary offering                          --               --              804               --
              Shares issued related to R&O acquisition                     --              120               --               60
              Shares purchased                                              5               95                9               47
              Employee stock options exercised                             19               18               96              112
                                                                      -------         --------          -------         --------
      Weighted average number of common and common
              share equivalents outstanding                            20,005           17,045           19,370           16,938
                                                                      =======         ========          =======         ========
      Net income (loss)                                               $ 5,035         $(24,184)         $ 8,801         $(22,628)
                                                                      =======         ========          =======         ========
      Earnings (loss) per common and common share equivalent          $  0.25         $  (1.42)         $  0.45         $  (1.34)
                                                                      =======         ========          =======         ========
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